Exhibit 12.1

Boston Private Financial Holdings, Inc.

Calculation of ratio of Earnings to Fixed Charges

	Nine months Ended September 30, 2012	2011	2010	2009	2008	2007
	(Dollars in thousands)
INCLUDING INTEREST ON DEPOSITS EARNINGS
Add
Pre tax income/ (loss) from continuing operations before adjustments for income/ (loss) from equity investees	$50,985	$49,923	$(31,678)	$20,184	$(263,950)	$2,093
Fixed charges from below	35,903	57,191	83,565	131,973	172,914	148,801
Distributed income of equity investees	—	—	—	—	—	1,388

Total Earnings	$86,888	$107,114	$51,887	$152,157	$(91,036)	$152,282

FIXED CHARGES
Interest expense	$31,013	$50,788	$69,212	$99,829	$133,168	$139,167
Interest portion of fixed rentals (1)	—	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	832	1,597	10,001	27,920	35,933	6,226
Estimate of the interest within rental expense (2)	4,058	4,806	4,352	4,224	3,813	3,408

Total fixed charges	$35,903	$57,191	$83,565	$131,973	$172,914	$148,801

Ratio of Earnings to Fixed Charges (3)	2.42	1.87	0.62	1.15	(0.53)	1.02

EXCLUDING INTEREST ON DEPOSITS EARNINGS
Add
Pre tax income/ (loss) from continuing operations before adjustments for income/ (loss) from equity investees	$50,985	$49,923	$(31,678)	$20,184	$(263,950)	$2,093
Fixed charges, excluding deposit interest, from below	22,359	32,711	46,795	73,101	91,318	52,464
Distributed income of equity investees	—	—	—	—	—	1,388

Total Earnings	$73,344	$82,634	$15,117	$93,285	$(172,632)	$55,945

FIXED CHARGES, EXCLUDING DEPOSIT INTEREST
Interest expense, excluding interest on deposits	$17,469	$26,308	$32,442	$40,957	$51,572	$42,830
Interest portion of fixed rentals (1)	—	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	832	1,597	10,001	27,920	35,933	6,226
Estimate of the interest within rental expense (2)	4,058	4,806	4,352	4,224	3,813	3,408

Total fixed charges, excluding deposit interest	$22,359	$32,711	$46,795	$73,101	$91,318	$52,464

Ratio of Earnings to Fixed Charges Excluding Interest on Deposits (3)	3.28	2.53	0.32	1.28	(1.89)	1.07

(1)	The Company is not a party to any capital leases; therefore, this item is not applicable. All leases are operating leases.
(2)	Interest component of rental expense is estimated to be 1/3 of rental expense.
(3)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $264.0 million.

Boston Private Financial Holdings, Inc.

Calculation of ratio of Earnings to Fixed Charges and Preferred Dividends

	Nine months Ended September 30, 2012	2011	2010	2009	2008	2007
	(Dollars in thousands)
INCLUDING INTEREST ON DEPOSITS EARNINGS
Add
Pre tax income/ (loss) from continuing operations before adjustments for income/ (loss) from equity investees	$50,985	$49,923	$(31,678)	$20,184	$(263,950)	$2,093
Fixed charges from below	36,206	57,596	91,645	140,586	174,076	148,801
Distributed income of equity investees	—	—	—	—	—	1,388
Subtract
Preference security dividends	302	405	8,080	8,613	1,163	—

Total Earnings	$86,888	$107,114	$51,887	$152,157	$(91,036)	$152,282

FIXED CHARGES
Interest expense	$31,013	$50,788	$69,212	$99,829	$133,168	$139,167
Interest portion of fixed rentals(1)	—	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	832	1,597	10,001	27,920	35,933	6,226
Estimate of the interest within rental expense(2)	4,058	4,806	4,352	4,224	3,813	3,408
Preference security dividends	302	405	8,080	8,613	1,163	—

Total fixed charges	$36,206	$57,596	$91,645	$140,586	$174,076	$148,801

Ratio of Earnings to Fixed Charges(3)	2.40	1.86	0.57	1.08	(0.52)	1.02
EXCLUDING INTEREST ON DEPOSITS EARNINGS
Add
Pre tax income/ (loss) from continuing operations before adjustments for income/ (loss) from equity investees	$50,985	$49,923	$(31,678)	$20,184	$(263,950)	$2,093
Fixed charges, excluding deposit interest, from below	22,662	33,116	54,875	81,714	92,480	52,464
Distributed income of equity investees	—	—	—	—	—	1,388
Subtract
Preference security dividends	302	405	8,080	8,613	1,163	—

Total Earnings	$73,344	$82,634	$15,117	$93,285	$(172,632)	$55,945

FIXED CHARGES, EXCLUDING DEPOSIT INTEREST
Interest expense, excluding interest on deposits	$17,469	$26,308	$32,442	$40,957	$51,572	$42,830
Interest portion of fixed rentals(1)	—	—	—	—	—	—
Amortization premiums, discounts and capitalized expenses related to indebtedness	832	1,597	10,001	27,920	35,933	6,226
Estimate of the interest within rental expense(2)	4,058	4,806	4,352	4,224	3,813	3,408
Preference security dividends	302	405	8,080	8,613	1,163	—

Total fixed charges, excluding deposit interest	$22,662	$33,116	$54,875	$81,714	$92,480	$52,464

Ratio of Earnings to Fixed Charges Excluding Interest on Deposits(3)	3.24	2.50	0.28	1.14	(1.87)	1.07

(1)	The Company is not a party to any capital leases; therefore, this item is not applicable. All leases are operating leases.
(2)	Interest component of rental expense is estimated to be 1/3 of rental expense.
(3)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $265.1 million.